UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BLUCORA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On March 30, 2021, Blucora, Inc. (the “Company”) issued a press release announcing the acquisition of GuideVine Technologies, Inc. by Avantax, the Company’s wealth management business. A copy of the press release can be found below.

Avantax Acquires GuideVine Technologies, Inc.

Lead-generation and marketing platform to further enhance organic growth opportunities

DALLAS – (March 30, 2021) – Avantax, the wealth management business of Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled, tax-focused financial solutions, has acquired GuideVine Technologies, Inc. (GuideVine) and its proven lead-generation and marketing platform. Launched in 2014, GuideVine has been used by financial professionals as a tool for converting interested prospects into clients.

Avantax plans to integrate GuideVine into its already powerful suite of tools and technology, where GuideVine technology can support the marketing needs of Avantax Wealth Management℠ Financial Professionals.

“GuideVine technology will help our Financial Professionals introduce their capabilities and expertise to a much wider pool of prospective new clients. This acquisition reflects our commitment to using technology to support our Financial Professionals and the growth of their firms by bringing them another advantage in a highly competitive market,” said Avantax Wealth Management President Todd Mackay. “Adding GuideVine’s technology will help Avantax streamline lead-generation and client conversion for our Financial Professionals so they can pursue organic growth while serving existing clients.”

GuideVine’s technology focuses on converting general consumer interest into motivated, qualified prospects. The platform employs multiple customizable techniques to match prospective clients with Avantax’s tax-focused Financial Professionals, for whom lead generation and marketing is a time-consuming and difficult process.

Since launching in 2014, GuideVine technology has been used by hundreds of financial services firms and more than half a million consumers who were searching for a financial services expert.

“Integrating GuideVine into Blucora’s technology platform is an example of how we are investing in technologies that scale powerful methodologies to match our Financial Professionals’ expertise with consumers’ needs,” said Blucora President and CEO Chris Walters. “We are committed to continue to support the growth of our Financial Professionals with additional sophisticated marketing approaches, and we believe that GuideVine’s considerable capabilities will help connect our Financial Professionals with a larger pool of prospective new clients.”

About Avantax Wealth Management℠
Avantax Wealth Management℠, which comprises the Wealth Management business of Blucora, Inc. (NASDAQ: BCOR) offers a tax-advantaged approach for comprehensive financial planning. Through its Tax-Smart approach, Avantax Financial Professionals help clients leverage taxes to create financial growth opportunities. Most financial companies treat taxes as an afterthought, or not at all, even though taxes are one of life’s most complex and costly expenses. Avantax uses technology, tax and wealth management insights to uncover tailored and advantageous opportunities across our clients’ financial lifecycles to help enable better long-term outcomes. As of Dec. 31, 2020, Avantax Wealth Management had $83 billion in total client assets.

-more-

Avantax Acquires GuideVine Technologies, Inc./Page 2

About Blucora®

Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, a provider of data and technology-driven solutions that empower people to improve their financial wellness. Blucora operates in two segments including (i) wealth management, through its Avantax Wealth Management brand, with $83 billion in total client assets as of Dec. 31, 2020, and (ii) tax preparation, through its TaxAct business, a market leader in tax preparation software with approximately 3 million consumer and more than 23,000 professional users in 2020. With integrated tax-focused software and wealth management, Blucora is uniquely positioned to assist our customers in achieving better long-term outcomes via holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with respect to plans to integrate GuideVine and expected future benefits therefrom. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “may,” “will,” “would,” “could,” “should,” “estimates,” “predicts,” “potential,” “continues,” “target,” “outlook” and similar terms and expressions. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including those described in the Risk Factors section of the Annual Report on Form 10-K for the year ended December 31, 2020 filed by Blucora, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on February 26, 2021. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events, new information or circumstances occurring after the date of this press release.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement, an accompanying BLUE proxy card and other relevant documents with the SEC in connection with the solicitation of proxies for the Company’s 2021 annual meeting of stockholders. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO, AND ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the Company’s definitive proxy statement and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge by selecting “SEC Filings” under “Financial Information” in the “Investors” tab of the Company’s website at www.blucora.com.

Contacts:

Tony Katsulos

Avantax

(972) 870-6654

pr@avantax.com

Dee Littrell

Blucora, Inc.

(972) 870-6463

IR@blucora.com

###